UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2018

PENN NATIONAL GAMING, INC.

Commission file number 000-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2018, the Board of Directors (the “Board”) of Penn National Gaming, Inc. (the “Company”) elected Saul V. Reibstein to serve as a director of the Company effective immediately, subject to receipt of customary regulatory approvals. In connection with Mr. Reibstein’s election, the Board increased the number of Class II director positions from two (2) directors to three (3) directors. Mr. Reibstein was elected as a Class II director with a term expiring at the 2019 annual meeting of shareholders.  In addition, the Board decreased the number of Class III director positions from four (4) directors to three (3) directors.  Effective as of the date of his appointment to the Board, Mr. Reibstein was also appointed a member of the Compliance Committee of the Board.

Mr. Reibstein previously served on the Company’s board of directors and was chairman of the Audit Committee from June 2011 until his appointment as Senior Vice President and Chief Financial Officer in November 2013. Mr. Reibstein retired as the Company’s Executive Vice President, Chief Financial Officer and Treasurer on December 31, 2016 and was employed by the Company as an executive advisor from January 1, 2017 through December 31, 2017 (as further described below). From 2004 until joining the Company as an executive, Mr. Reibstein served as a member of the senior management team of CBIZ, Inc., a New York Stock Exchange-listed professional services company, where, as Executive Managing Director, he was responsible for the management of the CBIZ New York City Financial Services office operations and the overall international activities of the Financial Services Group. Mr. Reibstein has over 40 years of public accounting experience, including 11 years serving as a partner in BDO Seidman, a national accounting services firm, where he was the partner in charge of the Philadelphia office from June 1997 to December 2001 and Regional Business Line Leader from December 2001 until September 2004. In addition, since July 2010, Mr. Reibstein has served as a member of the Board of Directors of Vishay Precision Group, Inc., a publicly traded company, where he is Chairman of the Audit Committee and a member of both the Compensation and Nominating and Corporate Governance committees.  Mr. Reibstein is a licensed CPA in Pennsylvania and received a Bachelor of Business Administration from Temple University.

There are no arrangements or understandings between Mr. Reibstein and any other person pursuant to which he was selected as a director. In connection with his retirement as Executive Vice President and Chief Financial Officer, to facilitate the transition of his duties, on October 19, 2016, Mr. Reibstein agreed, pursuant to the terms of a Transition Services Agreement, to remain employed by the Company from January 1, 2017 to December 31, 2017 (the “Transition Period”) as an Executive Advisor to the  Chief Executive Officer and Chief Financial Officer.  In his capacity as Executive Advisor, Mr. Reibstein provided a variety of transition services to the Company.  During the Transition Period, Mr. Reibstein received cash compensation of $875,243 for his services as Executive Advisor.  Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Reibstein has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Reibstein will be granted phantom stock units in an amount equal to $250,000.  These phantom stock units will vest in four equal annual installments on the anniversary of the date of grant.  In addition, Mr. Reibstein will receive cash compensation in 2018 in the amount of $50,000 for service as a non-employee director of the Company and $10,000 for service on the Compliance Committee of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2018	PENN NATIONAL GAMING, INC.

	By:	/s/ William J. Fair
	Name:	William J. Fair
	Title:	Executive Vice President and Chief Financial Officer

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